Exhibit 99.1

NextTrip Invests in Luxury Travel Brand Five Star Alliance to secure 49% Stake with an Option to Purchase Remaining 51%

Transaction Strengthens NextTrip’s Platform, Unlocks New Integration and Growth Opportunities

Five Star Senior Management to Join NextTrip to Help Define Key Areas of Synergy and Revenue Acceleration in Both Travel and Media

Santa Fe, NM – February 6, 2024 – NextTrip, Inc. (NASDAQ: NTRP) (“NextTrip,” “we,” “our,” or the “Company”), a leading travel technology company, today announced it has signed definitive agreements and acquired 49% of the membership interests of Five Star Alliance. Additionally, subject to the satisfaction of certain conditions, the agreement provides NextTrip with an option to purchase the remaining 51% of the membership interests of Five Star Alliance by April 6, 2025. NextTrip previously announced the signing of a non-binding Letter of Intent (LOI) to acquire Five Star Alliance on November 5, 2024.

The purchase of the 49% stake was funded through a combination of cash and NextTrip shares, determined based upon NextTrip’s stock price and the terms outlined in the November 2024 LOI, with customary adjustments applied. This transaction is anticipated to be accretive, enabling both companies to begin leveraging shared touchpoints to drive growth in travel bookings.

Founded in 2004, Five Star Alliance is a premier luxury travel agency known for its curated collection of over 5,000 five-star hotels and resorts worldwide.

Key Highlights of Five Star Alliance:

●	Proprietary search engine delivering exclusive rates at luxury hotels and resorts
●	Strong industry relationships with preferred suppliers
●	Specialized luxury cruise programs and group travel expertise
●	20-year legacy of excellence in luxury travel

Five Star Alliance offers personalized recommendations, high-end travel solutions, a proprietary booking engine and established relationships with premium travel providers, resulting in an industry coveted 4.9-star Trustpilot rating. These combined offers have resulted in monthly site visits from over 400,000 viewers and are expected to align seamlessly with NextTrip’s technology-driven approach.

“This transaction strengthens NextTrip’s platform, unlocking new integration and growth opportunities to serve both B2C and B2B markets,” said Bill Kerby, CEO of NextTrip. “By leveraging Five Star Alliance’s expertise, search engine, and supplier relationships, we intend to expand our luxury travel offerings and expect to drive revenue growth.”

NextTrip opted to purchase the 49% interest to take advantage of seasonal booking trends, and the parties will immediately work towards revenue acceleration programs that include:

●	NextTrip gaining access to the Five Star luxury hotel inventory
●	The set-up of a NextTrip luxury cruise division
●	Immediately directing all Five Star Group leads to NextTrip staff for fulfillment
●	Review and enhancements of the NextTrip travel agent platform

As part of the transaction, members of senior management from Five Star will be joining NextTrip and will immediately begin working with our team to help define key areas of synergy with a focus on revenue acceleration in both the travel and media areas.

John P. McMahon, Chief Executive Officer and significant owner of Five Star Alliance, added, “We are thrilled to align and move forward with NextTrip, combining our best-in-class technologies and travel packaging to deliver a seamless, end-to-end solution for travelers worldwide. Our traveler-first approach has been developed to ensure unprecedented access to the lowest rates and value-added offerings, all supported by exceptional customer service. Unlike traditional Online Travel Agencies (OTAs), which prioritize their own profit margins, we focus on what’s truly best for the customer. Travel is a journey that should never be undertaken alone, and together with NextTrip, we endeavor to redefine the future of travel planning and purchasing.”

Additional information about the Five Star Alliance transaction and the terms thereof are included in the Current Reports on Form 8-K filed by NextTrip with the Securities and Exchange Commission (SEC) relating to this transaction.

About Five Star Alliance

Five Star Alliance has been a leader in luxury travel by offering the most comprehensive, hand-picked collection of five-star luxury hotels and resorts worldwide since 2005. Backed by an award-winning staff to guide and assist guests throughout their entire journey, Five Star Alliance provides a full range of travel products including airfare, transportation, luxury river and ocean cruises, group and meeting services, concierge services, and more. Five Star boasts an industry-leading customer satisfaction rating of 4.9 stars on Trustpilot. For more information visit www.fivestaralliance.com.

About NextTrip

NextTrip (NASDAQ: NTRP) is a technology-driven platform delivering innovative travel booking and travel media solutions. NextTrip Leisure provides individual and group travelers with vacations to the most popular and sought-after destinations in Mexico, the Caribbean and across the world. NextTrip Media platform - Travel Magazine offers a social media platform for viewers to explore, educate and share with friends their “bucket list” travel. Additionally, NextTrip is launching an end-to-end content ecosystem that uses AI assisted travel planning capturing advertising, building brand awareness, rewarding loyalty and driving bookings. For more information and to book a trip, visit www.nexttrip.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are risks relating to, among other things, expectations regarding the acquisition of Five Star Alliance by the company, including related to the synergies of the two businesses and future plans related thereto, the company’s option to purchase the remaining 51% of the membership interests of Five Star Alliance, expected benefits of the transaction and any other statements regarding the company’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to: the risk that the required conditions underlying the company’s option to purchase the remaining 51% stake may not be satisfied; even if such conditions are satisfied, the company may not elect to exercise its option to purchase the remaining 51% stake in Five Star;; risks that the transaction disrupts the company’s current plans and operations; the diversion of management’s time on transaction-related issues; continued availability of capital and financing for the company; the risk that any announcements relating to the transaction could have adverse effects on the market price of the company’s common stock or operating results; and the risk that the transaction and its announcement could have an adverse effect on the ability to retain and hire key personnel, to retain customers and/or to maintain relationships with business partners, suppliers and customers. The company can give no assurance that it will acquire the remaining 51% stake in Five Star Alliance. The company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise, except as required by applicable law. For additional information regarding risks and uncertainties that could impact NextTrip’s forward-looking statements, please see disclosures contained in the company’s Annual Report on Form 10-K for the fiscal year ended February 29, 2024 filed with the SEC on September 4, 2024 and our other filings with the SEC which may be viewed at www.sec.gov.

Contacts

Chris Tyson
Executive Vice President
MZ Group - MZ North America
949-491-8235
NTRP@mzgroup.us
www.mzgroup.us